UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2015

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 27, 2015, Amphenol Corporation (“Amphenol” or the “Company”) entered into a letter agreement (the “Offer Letter”), as a guarantor, with the Company’s wholly-owned subsidiary, Amphenol East Asia Limited (the “Buyer”), and Fidji Luxembourg (BC4) Sarl (the “Seller”) relating to the acquisition of FCI Asia Pte Ltd (“FCI Asia”), a wholly owned subsidiary of the Seller. Pursuant to the terms of the Offer Letter, the Seller will enter into exclusive negotiations with the Buyer and will have the right to require the Buyer to enter into a Sale and Purchase Agreement with the Seller (the “Purchase Agreement”) providing for the purchase by the Buyer of all of the issued share capital of FCI Asia, with the obligations of the Buyer guaranteed by the Company.

FCI Asia is a global leader in interconnect solutions for the telecom, datacom, wireless communications and industrial markets. FCI Asia is headquartered in Singapore.

Pursuant to the terms of the Purchase Agreement, the Buyer will agree to acquire all of the issued share capital of FCI Asia from the Sellers for an aggregate purchase price of $1,275 million in cash (the “Base Value”), subject to working capital and net cash adjustments (the “Acquisition”).

Completion of the Acquisition is subject to customary regulatory consents and approvals and acceptance of the binding offer by the Seller, which can only occur after consultations with one of FCI Asia’s worker councils.

The foregoing discussion of the terms of the Offer Letter and the Purchase Agreement, the form of which is an exhibit to the Offer Letter, is qualified in its entirety by reference to the full text of the Offer Letter and the form of the Purchase Agreement, which are attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01      Other Events.

On June 29, 2015, the Company issued a press release announcing it had entered into the Offer Letter. A copy of such press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Statements in this Form 8-K, which are other than historical facts, are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2014, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

2.1

Letter Agreement, dated June 27, 2015, by and between Fidji Luxembourg (BC4) Sarl, Amphenol East Asia Limited and Amphenol Corporation (including the form of Sale and Purchase Agreement, to be entered into by and among Fidji Luxembourg (BC4) Sarl, Amphenol East Asia Limited and Amphenol Corporation).

99.1	Press Release, dated as of June 29, 2015, issued by Amphenol Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and
Chief Executive Officer

Date: June 29, 2015

Exhibit Index

Exhibit Number	Exhibit Description

2.1

Letter Agreement, dated June 27, 2015, by and between Fidji Luxembourg (BC4) Sarl, Amphenol East Asia Limited and Amphenol Corporation (including the form of Sale and Purchase Agreement, to be entered into by and among Fidji Luxembourg (BC4) Sarl, Amphenol East Asia Limited and Amphenol Corporation).

99.1	Press Release, dated as of June 29, 2015, issued by Amphenol Corporation.